As filed with the U.S. Securities and Exchange Commission on October 30, 2000
                                                 File No. ______________

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              Enova Holdings, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             Nevada                                         33-0803552
--------------------------------------------------------------------------------
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                             Identification No.)


                   1196 E. Willow Street, Long Beach, CA 90806
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices, including ZIP Code)


                   Enova Holdings Inc. 2000 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


             Fred Cohn, 1196 E. Willow Street, Long Beach, CA 90806
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (562) 426-1321
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



                                                       Proposed
                                      Proposed         Maximum       Amount of
Title of Securities    Amount of      Maximum          Aggregate   Registration
to be Registered      Shares to be    Offering         Offering         Fee
                       Registered   Price Per Share(1) Price(1)
$.001 par value
common stock          2,000,000        $.001           $2,000           $.53

Total                                  $.001           $2,000           $.53
                      2,000,000
--------------------------------------------------------------------------------
(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. However, since Enova Holdings, Inc. is not yet trading and the book value of the shares is a negative number, we have used the par value as the proposed maximum offering price per share in this calculation.

                                   PROSPECTUS

                              ENOVA HOLDINGS, INC.

                   2,000,000 Shares of Common Stock underlying
                   Enova Holdings, Inc. 2000 Stock Option Plan


         This Prospectus relates to the offer and sale by Enova Holdings, Incorporated, a Nevada corporation ("Enova"), of shares of its $.001 par value per share common stock (the "Common Stock") to certain eligible key employees, consultants, directors and officers (the "Consultants") pursuant to Enova Holdings, Inc. 2000 Stock Option Plan (the "Stock Option Plan"). Enova is registering hereunder and then issuing, as a bonus and/or option, to the Consultants, 2,000,000 shares of the Common Stock under the Stock Option Plan in consideration for services rendered.

         The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of Enova within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. An affiliate is summarily, any director, executive officer or controlling shareholder of Enova. The "affiliates" of Enova may become subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would limit their discretion in transferring the shares acquired in Enova. If the Consultant who is not now an "affiliate" becomes an "affiliate" of the Enova in the future, he would then be subject to Section 16(b) of the Exchange Act.

         These Securities Have Not Been Approved Or Disapproved By The Securities And Exchange Commission Nor Has The Commission Passed Upon The Accuracy Or Adequacy Of This Prospectus. Any Representation To The Contrary Is A Criminal Offense.


                 The date of this Prospectus is October 27, 2000

         This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by Enova with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Enova Holdings, Inc., 1196 E. Willow Street, Long Beach, CA 90806. Enova's telephone number is (562) 426-1321.

         Enova is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by Enova under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates.

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Enova. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of Enova since the date hereof.

                                TABLE OF CONTENTS



INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS                   6
----------------------------------------------------

ITEM 1.PLAN INFORMATION                                                6
-----------------------

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION         7
--------------------------------------------------------------

ITEM 2.REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION     7
------------------------------------------------------------------

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                     8
--------------------------------------------------

ITEM 3.INCORPORATION OF DOCUMENTS BY REFERENCE                         8
----------------------------------------------

ITEM 4.DESCRIPTION OF SECURITIES                                       9
--------------------------------

ITEM 5.INTERESTS OF NAMED EXPERTS AND COUNSEL                          9
---------------------------------------------

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS                      9
-------------------------------------------------

ITEM 7.EXEMPTION FROM REGISTRATION CLAIMED                             9
------------------------------------------

ITEM 8.EXHIBITS                                                       10
---------------

ITEM 9.UNDERTAKINGS                                                   10
-------------------

SIGNATURES                                                            12
----------

EXHIBIT INDEX                                                         13
-------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

GENERAL INFORMATION

Enova Holdings Inc.
         Enova has its principal executive offices at: 1196 E. Willow Street, Long Beach, California 90806.

Purposes
         The Common Stock is to be issued by Enova pursuant to the Enova Holdings, Inc. 2000 Stock Option Plan (the "Stock Option Plan"), approved by the Board of Directors of Enova (the "Board of Directors"). The Stock Option Plan is intended to provide a method whereby Enova may provide an increased incentive for individuals to render services to Enova in the future and to exert maximum effort for the success of Enova's business, thereby advancing the interests of Enova, and all of its shareholders. The Stock Option Plan is effective from January 3, 2000 and continues to December 31, 2010. A copy of the Stock Option Plan has been filed as an exhibit to this Registration Statement.

Common Stock
         The Board of Directors has authorized the issuance of up to 2,000,000 shares of the Common Stock underlying the Stock Option Plan upon effectiveness of this Registration Statement.

The Consultants
         Pursuant to the Stock Option Plan, Enova's Board of Directors or Committee shall grant the right to receive Common Stock to the Consultants for services rendered to, or to be rendered to, or on behalf of, Enova, such that the fair market value of the Shares approximates the fair market value of services as determined at the discretion of the Board of Directors.

No Restrictions on Transfer
         The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant
         The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate,"
Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to Enova
         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by Enova for federal income tax purposes in the taxable year of Enova during which the recipient recognizes income.

Restrictions on Resales
         In the event that an affiliate of Enova acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to Enova. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. Enova has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.


DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

         Enova hereby incorporates by reference (i) its annual report on Form 10-KSB (or 10-SB) for the year ended December 31, 1999, filed pursuant to
Section 13 of the Exchange Act, (ii) any and all Quarterly Reports on Forms 10-Q (or 10-QSB or 8K) which were not reviewed by independent certified public accountants, filed under the Securities or Exchange Act subsequent to the filing of Enova's Annual Report on Form 10-K (or 10-SB) for the fiscal year ended December 31, 1999, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by Enova pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.  Registrant Information and Employee Plan Annual Information

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: Enova Holdings, Inc., 1196 E. Willow Street, Long Beach, California 90806.

Legal Opinion and Experts
         Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of Enova. He does not currently own any shares of Enova's common stock.

The consolidated financial statements of Enova Holdings, Inc., incorporated by reference in Enova's Form 10-SB, for the year ended December 31, 1999 have been audited by Weinberg & Company, P.A., independent auditors, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors
         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer of controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                  (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

                  (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.  Description of Securities

         No description of the class of securities (i.e. the $.001 par value Common Stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

         Mr. Weed does not presently own any shares of Enova's common stock.


Item 6.           Indemnification of Directors and Officers

         Under Nevada law, a corporation may indemnify its officers, directors, employees and agents under certain circumstances, including indemnification of such person against liability under the Securities Act of 1933. A true and correct copy of Section 78.7502 of Nevada Revised Statutes that addresses indemnification of officers, directors, employees and agents is attached hereto as Exhibit 99.1.

         In addition, Section 78.037 of the Nevada Revised Statutes and Enova's Articles of Incorporation and Bylaws provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as a director for actions made in good faith and in reasonable belief that the action or actions were in the best interest of the corporation, except for liability (a) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
(b) for the payments of distribution in violation of Nevada Revised Statute 78.300.

         The effect of these provisions may be to eliminate the rights of Enova and its stockholders (through stockholders' derivative suit on behalf of Enova) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) - (b) of the preceding paragraph.


Item 7.  Exemption from Registration Claimed

                  Not applicable.

Item 8.  Exhibits

         (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

         Exhibit No.      Title
         -----------      -----
         5.1              Opinion of Counsel re: Legality

         10.1             The Enova Holdings Inc. 2000 Stock Option Plan

         23.1 Consent of Richard O. Weed, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

         23.2             Consent of Weinberg & Company, P.A.

         99.1             Section 78.7502 of Nevada Revised Statutes

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement to:

                  (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from period reports filed by the registrant small business issuer under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Long Beach, State of California on October 27, 2000.

                                                  ENOVA HOLDINGS, INC.
                                                  (Registrant)


                                                  By: /s/ Dr. Alan V. Phan
                                                      --------------------
                                                  Dr. Alan V. Phan, Chairman

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

  Signatures                        Title                             Date
------------------------    ----------------------             ----------------

 /s/ Dr. Alan Phan                  Director,                  October 27, 2000
 ------------------
 Dr. Alan Phan               Chairman of the Board


 /s/ Manu Ohri                       Director                  October 27, 2000
 -------------
 Manu Ohri                           President


 /s/ Fred Cohn                Director, Chief Executive        October 27, 2000
 ---------------
 Fred Cohn                       Officer, Secretary

                         FORM S-8 REGISTRATION STATEMENT


                                  EXHIBIT INDEX


         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

  Exhibit
 Number in
Registration
 Statement    Description                                                 Page
 ---------    ------------------------                                    -----
5.1           Opinion of Counsel                                            14

10.1          Enova Holdings, Inc. 2000 Stock Option Plan                   16

23.1          Consent of Richard O. Weed to Use of Opinion                  25

23.2          Consent of Independent Auditors, Weinberg & Company, P.A.     26

99.1          Section 78.7502 of Nevada Revised Statutes                    27

                                   EXHIBIT 5.1

                               OPINION OF COUNSEL

                                 WEED & CO. L.P.
        4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA 92660
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM

WRITER'S DIRECT NUMBER
      (949) 475-9086, EXT. 6

                                October 27, 2000

Board of Directors
Enova Holdings, Inc.
1196 E. Willow Street
Long Beach, CA 90806

         RE: Form S-8 Registration Statement

Dear Members of the Board:

         As special project counsel to Enova Holdings, Incorporated, a Nevada corporation (the "Company"), in connection with that certain Form S-8 registration statement dated October 27, 2000, I have been asked to provide an opinion of counsel as to the legality of the securities being registered, indicating whether they will, when sold, be legally issued, fully paid and non-assessable.

         I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation,

         2. The terms and provisions of the common stock conform to the description thereof contained in the registration statement, and the form of the stock certificates used to evidence the common stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the common stock,

         3. The issuance and the sale of the shares of common stock has been duly and validly authorized and the securities will, when sold, be duly legally issued, fully paid and non-assessable shares of common stock of the Company.

         This opinion is limited to matters existing as of this date and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

         This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any other purpose, except as set forth in my consent.


                                                     Very truly yours,


                                                     /s Richard O. Weed
                                                     --------------------
                                                     Richard O. Weed

                                  EXHIBIT 10.1

                               ENOVA HOLDINGS INC.

                             2000 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN. The purpose of ENOVA HOLDINGS INC. ("Company") 2000 Stock Option Plan ("PLAN") is to encourage ownership of the common stock of Company, by eligible key employees, directors, and officers providing service to the Company and its subsidiaries and licensees, and to provide increased incentive for such employees and other persons to render services to the Company and its subsidiaries in the future and to exert maximum effort for the success of the business of the Company and its subsidiaries.

2. DEFINITIONS. As used herein, and in any Option granted hereunder, the following definitions shall apply:

         a)  "Board" shall mean the Board of Directors of the Company.

         b) "Common Stock" shall mean the common stock of the Company or any other class of shares of capital stock which has the right to participate in assets available for distribution to shareholders after the preferences of all other classes of capital stock has been satisfied.
         c)  Company" shall mean ENOVA HOLDINGS INC.

         d) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) Section 3 of the Plan. If no Committee is appointed, the term "Committee" shall refer to the Board.

         e) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

         f)  "Employee" shall mean any person,  including  officers,  directors,
             employees  and   consultants,   employed  by  the  Company  or  any
             Subsidiary on either a full-time or part-time basis.

         g) "Incentive Stock Option" shall mean any Option granted under this Plan, or any other option granted to an Employee, which complies with the provisions of Section 422A of the United States Internal Revenue Code of 1986, as amended from time to time (herein called the "Code").

         h) "Non-Qualified Stock Option" shall mean any Option granted under this Plan which does not qualify in whole or in part as an "incentive stock option" under the provision of Section 422A of the Code.

         i)  "Option" shall mean a stock option granted pursuant to the Plan.

         j) "Optioned Shares" shall mean the Common Stock subject to an Option granted pursuant to the Plan.

         k) "Optionee" shall mean a person who receives an Option under the plan.

         l)  "Plan" shall mean this 1995 Stock Option Plan.

         m) "Share" shall mean a share of the Common Stock as adjusted in accordance with Section 6(i) of the Plan.

         n) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.  ADMINISTRATION OF THE PLAN.

         a) PROCEDURE. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than two members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitutions therefore, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan.

            Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan; provided that no such member shall act upon the granting, amendment or modification of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him.

         b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock;
            (ii) to determine the exercise price of Options to be granted (which price, in the case of Incentive Stock Options, shall be not less than the minimum specified in Section 6(b) hereof), the Employees to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee, and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any other holders of any Options granted under the Plan.

4. STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in paragraph 6(h) and 6(1) hereof and to the provisions of Section 9 hereof, a total of two million (2,000,000) shares of Common Stock shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, and such amount of shares shall be made available (for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved (for the purpose of the Plan, but until termination of the Plan the Company shall make available a sufficient number of shares to meet the requirements of the Plan, but until termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall make available a sufficient number of shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the shares theretofore subject to such Option may again be made subject to an Option under the Plan.

5.  ELIGIBILITY.

       a) Incentive Stock Options under the Plan may be granted only to Employees for a reason connected with their employment by the Company or any Subsidiary. Non- Qualified Stock Options may be granted under the Plan to Employees for reason connected with their employment or other service to the Company or any Subsidiary. An Employee who has been granted an Incentive Stock Option or a Non- Qualified Stock Option, if he or she is otherwise eligible, may be granted additional Incentive Stock Options or Non-Qualified Stock Options.

       b) The aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Common Stock with respect to which any Incentive Stock Option may be exercisable for the first time by an Optionee during any calendar year (under this Plan and any other stock option plans of the Company and its Subsidiaries) shall not exceed $100,000.

    The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, (or shall it interfere in any way with his right or the Company's right to terminate his employment or other position at any time.

6. TERMS AND CONDITIONS. Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.


       a) OPTION PERIOD. Each option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period. In the outstanding stock of the Company (determined in accordance with Section 425(d) of the Code) on the date the Incentive Stock Option is granted to him, the option period shall not exceed five years from the date of grant.

       b) OPTION PERIOD. The purchase price of each share of Common Stock subject to each Option granted pursuant to the Plan shall be determined by the Committee at the time the Option is granted. In the case of Incentive Stock Options, such purchase price shall not be less that the fair market value of a share of Common Stock on the date the Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to an Optionee who owns more than ten percent (10%) of the outstanding stock of the Company (determined in accordance with Section 425(d) of the Code) on the date Option is granted to him, the option price shall not be less that 110% of the fair market value of a share of Common Stock on such date.

       c) EXERCISE PERIOD. No part of any Option may be exercised until the Optionee shall have remained in the employ of the Company or any of its Subsidiaries for such period after the date on which the Option is granted as the Committee may specify in the option agreement.

       d) PROCEDURE FOR EXERCISE. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised. An Option may not be exercised for fractional shares. Unless stock of Company is used to acquire such shares in accordance with paragraph 6(k), such notice shall be accompanied by cash or certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option price of such shares and specifying the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to this paragraph 6(d). Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned shares.

       e) Termination of Employment. If an Optionee to whom an Option has been granted ceases to be employed by the Company or any of it's Subsidiaries for any reason other than death or disability, the options granted to him shall thereupon terminate except as otherwise provided in any written contract of employment entered into between the Optionee and the Company or any Subsidiary prior to the termination of employment.

       f) Disability or Death of Optionee. In the event of the disability or death of the holder of an Option under the plan while he is employed by the Company or any of its Subsidiaries, the Options previously granted to him may be exercised (to the extent he would have been entitled to do so at the date of his disability or death) at any time and from time to time, within a period of one year after his disability or death, by the Optionee, by the executor or administrator of his estate or by the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after its expiration. An employee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company or any of its subsidiaries by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration lasting not less than 12 months.

       g) No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate for such shares; except as provided in paragraphs 6(h) or 6(i), no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of issuance of such certificate.

       h) Extraordinary Corporate Transactions; Adjustment for Recapitalization, Merger. etc. If the Company is dissolved or liquidated, or is merged or consolidated into or with another corporation, other than by a merger or consolidation in which the Company is the surviving corporation, the then exercisable but unexercised Options granted under the Plan shall not be exercisable after date of such dissolution, liquidation, merger or consolidation, unless such other surviving corporation makes provision for adoption of the Plan and the assumption of the company's obligations thereunder.

         Notwithstanding any provision of this Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Option held by Optionees in the event of a sale or transfer of all or substantially all of the Company's assets, or merger or consolidation (other than a merger or consolidation in which the Company is the surviving corporation and no shares are converted into or exchanged for securities, cash or any other thing of value).
Such action may include (but is not limited to) the following:

                     (A) Accelerating the vesting of any Option to permit its exercise in full during such period as the Committee in its sole discretion shall prescribe following the public announcement of a sale or transfer of assets or merger or consolidation.

                     (B) Permitting an Optionee, at any time during such period as the Committee in its sole discretion shall prescribe following the consummation of such a merger, consolidation or sale or transfer of assets, to surrender any Option (or any portion thereof to the Company for cancellation.

                     (C) Requiring any Optionee, at any time following the consummation of such a merger, consolidation or sale or transfer of assets, if required by the terms of the agreements relating thereto, to surrender any Option (or any portion thereof) to the Company in return for a substitute Option which is issued by the corporation surviving such merger or consolidation or the corporation which acquired such assets (or by an affiliate of such corporation) and which the Committee, in its sole discretion, determines to have a value to the Optionee substantially equivalent to the value to the Optionee of the Option (or portion thereof)so surrendered.

         Subject to any action which the Committee may take pursuant to the provisions of this paragraph 6(h) and paragraph 6(i), in the event of any merger, consolidation or sale or transfer of assets referred to in this paragraph 6(h) or paragraph 6(i), upon any exercise thereafter of an Option, an Optionee shall, at no additional cost other than payment of the exercise price of the Option, be entitled to receive in lieu of Shares, (1) the number and class of Shares or other security, or (2) the amount of cash, or (3) property, or (4) a combination of the foregoing, to which the Optionee would have been entitled pursuant to the terms of such merger, consolidation or sale or transfer of assets, if immediately prior thereto the Optionee had been the holder of record of the number of Shares for which such Option shall be so exercised.

           i) Changes in Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price.

           j) Investment Representation. Each option agreement shall contain an agreement that, upon demand by the Committee for such a representation, the Optionee [or any person acting under paragraph 6(f)] shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof.

         Upon such demand, delivery of such a representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the option period shall be a condition precedent to the right of the Optionee or such other person to purchase any shares.

           k) Payment with Stock. Subject to approval of the Committee, an Employee may pay for any shares of Common Stock with respect to which an Option has been exercised by tendering to the Company other shares of Common Stock at the time of the exercise of such Option, provided, however, that at the time of such exercise, the Company shall have a Committee consisting of three or more disinterested directors who shall approve the payment for option shares with other shares. The certificates representing such other shares of Common stock must be accompanied by a stock power duly executed with signature guaranteed. The value of Common Stock so tendered shall be determined by the Committee in its sole discretion. The Committee may, in its sole and absolute discretion, refuse any tender of shares of Common Stock, in which case it shall deliver the tendered shares of Common Stock back to the employee and notify the employee of such refusal.

           l) Options Not Transferable. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 6(l) shall prevent transfers by will or by the applicable laws of descent and distribution, or transfers made with the express written authorization of the Committee, whose authorization may be withheld at its absolute discretion.

7. Amendments or Terminations. The Board of Directors may amend, alter or discontinue the Plan, but not amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted without his consent, or which without the approval of the shareholders, would: (i) except as is provided in paragraphs 6(b) and 6(1) of the Plan, increase the total number of shares reserved for the purposes of the Plan or decrease the option price provided for in paragraph 6(b) of the Plan, (ii) change the class of persons eligible to participate in the Plan as provided in paragraph 5 of the Plan, (iii) extend the option period provided for in paragraph 6(a) of the Plan, or (iv) extend the expiration date of this Plan set forth in paragraph 9 of the Plan.

8. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by the governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Further, it is the intention of the Company that the Plan comply in all respects with the provision of Rule 16b- 3 of the United
    States Securities and Exchange Act of 1934, as amended. If any Plan provision is found or determined not to be in compliance with such Rule 16b-3 of the United States Securities and Exchange Act of 1934, as amended. If any Plan provision is found or determined not to be in compliance with such Rule 16b-3 the provision shall be deemed null and void.

9. Effectiveness and Expiration of Plan. The Plan shall be effective on January 3, 2000, the date the Board of Directors of the Company initially adopted the Plan, subject to the express condition that stockholders of the Company shall have approved and ratified the Plan within one year thereafter. For the purpose of granting Options hereunder, this Plan shall expire on December 31, 2010, ten years after the effective date of the Plan and thereafter no Option shall be granted pursuant to the Plan.

10. Cancellation and Issuance. The Committee may, as it's sole discretion, subject to the provision of the Plan, cancel outstanding Option and issue replacement Options under the Plan under terms and at exercise prices it deems beneficial to the Company and the Optionees, to further the purposes of the Plan. Notwithstanding this paragraph 10, no Option may be canceled, or otherwise amended or modified, without the written consent of the Optionee.



APPROVED THIS EFFECTIVE DAY THIS 25TH DAY OF SEPTEMBER BY THE BOARD OF DIRECTORS


                                                     /s/ Dr. Alan Phan
                                                     --------------------
                                                     Dr. Alan Phan, Director


                                                     /s/ Manu Ohri
                                                     --------------------
                                                     Manu Ohri, Director


                                                     /s/ Fred Cohn
                                                     --------------------
                                                     Fred Cohn, Director























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